UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2023

Evergy, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-38515	82-2733395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, and Zip Code)

(816) 556-2200

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Amendment to Term Loan Credit Agreement

On November 29, 2023, Evergy, Inc. (“Evergy”), Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto entered into a Second Amendment to Term Loan Credit Agreement (the “Second Amendment”), amending Evergy’s $500 million unsecured Term Loan Credit Agreement dated as of February 25, 2022, and as previously amended (as so amended, the “Term Loan Facility”). The Second Amendment clarifies that payments due as a result of a conversion of a convertible note would not constitute an event of default under the Term Loan Facility.

The description above does not purport to be complete and is qualified in its entirety by reference to the provisions in the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Convertible Notes Offering

On December 4, 2023, Evergy issued a press release announcing the launch of a private placement of $1,100,000,000 of Convertible Notes due 2027. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Second Amendment to Term Loan Credit Agreement, dated as of November 29, 2023, by and among Evergy, Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

Exhibit 99.1	Press Release issued by Evergy, Inc. on December 4, 2023.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGY, INC.

By:	/s/ Geoffrey T. Ley
Name:	Geoffrey T. Ley
Title:	Vice President, Corporate Planning and Treasurer

Date: December 4, 2023